EXHIBIT 32.2

CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), John LaBoskey, the Chief Financial Officer of BEI Technologies, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended September 27, 2003, to which this Certification is attached as Exhibit 32.2 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Dated	December 8, 2003

/s/ John LaBoskey
John LaBoskey
Chief Financial Officer